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                                                                    EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference and the use in this Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 of our report dated March 30, 2004 relating to the financial statements of Behringer Harvard REIT I, Inc. which appears in Behringer Harvard REIT I, Inc's Annual Report on Form 10-K for the year ended December 31, 2003 and in such Registration Statement, respectively. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Dallas, Texas
December 6, 2004